Exhibit 4.8
SECOND SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES
SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 30, 2019, among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), the other subsidiary guarantors party hereto and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) that certain Indenture (the “Base Indenture”), dated as of June 11, 2019, among the Company and the Trustee and (ii) that certain Supplemental Indenture, dated as of June 11, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200,000,000 of 3.55% Senior Secured Notes due 2024 and $800,000,000 of 4.30% Senior Secured Notes due 2029 (collectively, the “Notes”)(the “First Supplement” and, together with the Base Indenture, the “Indenture”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Section 9.01 of the Base Indenture and Sections 4.07 and 9.01 of the First Supplement, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture or First Supplement, as applicable.
2.    Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each of the

Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the First Supplement, including, without limitation, Section 10.02 thereof.
3.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
7.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

CORE SOLAR SPV I, LLC MOSS LANDING ENERGY STORAGE 1, LLC
VISTRA INSURANCE SOLUTIONS LLC
VOLT ASSET COMPANY, INC. VOLT VENTURES LLC,
as the Guaranteeing Subsidiaries

By: /s/ KRISTOPHER E. MOLDOVAN
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

VISTRA OPERATIONS COMPANY LLC,
as the Company
By: /s/ KRISTOPHER E. MOLDOVAN
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

ANP BELLINGHAM ENERGY COMPANY, LLC	ILLINOIS POWER RESOURCES GENERATING, LLC
ANP BLACKSTONE ENERGY COMPANY, LLC	ILLINOIS POWER RESOURCES, LLC
BIG BROWN POWER COMPANY LLC	ILLINOVA CORPORATION
CALUMET ENERGY TEAM, LLC	IPH, LLC
CASCO BAY ENERGY COMPANY, LLC	KINCAID GENERATION, L.L.C.
COFFEEN AND WESTERN RAILROAD COMPANY	LA FRONTERA HOLDINGS, LLC
COLETO CREEK POWER, LLC	LAKE ROAD GENERATING COMPANY, LLC
COMANCHE PEAK POWER COMPANY LLC	LIBERTY ELECTRIC POWER, LLC
DALLAS POWER & LIGHT COMPANY, INC.	LONE STAR ENERGY COMPANY, INC.
DYNEGY ADMINISTRATIVE SERVICES COMPANY	LONE STAR PIPELINE COMPANY, INC.
DYNEGY ASSOCIATES NORTHEAST LP, INC.	LUMINANT ENERGY COMPANY LLC
DYNEGY COAL GENERATION, LLC	LUMINANT ENERGY TRADING CALIFORNIA COMPANY
DYNEGY COAL HOLDCO, LLC	LUMINANT ET SERVICES COMPANY LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	LUMINANT GENERATION COMPANY LLC
DYNEGY COMMERCIAL ASSET MANAGEMENT, LLC	LUMINANT MINING COMPANY LLC
DYNEGY CONESVILLE, LLC	MASSPOWER, LLC
DYNEGY DICKS CREEK, LLC	MIDLOTHIAN ENERGY, LLC
DYNEGY ENERGY SERVICES (EAST), LLC	MILFORD POWER COMPANY, LLC
DYNEGY ENERGY SERVICES, LLC	NCA RESOURCES DEVELOPMENT COMPANY LLC
DYNEGY FAYETTE II, LLC	NEPCO SERVICES COMPANY
DYNEGY GAS IMPORTS, LLC	NORTHEASTERN POWER COMPANY
DYNEGY HANGING ROCK II, LLC	OAK GROVE MANAGEMENT COMPANY LLC
DYNEGY KENDALL ENERGY, LLC	ONTELAUNEE POWER OPERATING COMPANY, LLC
DYNEGY KILLEN, LLC	PLEASANTS ENERGY, LLC
DYNEGY MARKETING AND TRADE, LLC	RICHLAND-STRYKER GENERATION LLC
DYNEGY MIAMI FORT, LLC	SANDOW POWER COMPANY LLC
DYNEGY MIDWEST GENERATION, LLC	SITHE ENERGIES, INC.
DYNEGY MORRO BAY, LLC	SITHE/INDEPENDENCE LLC
DYNEGY MOSS LANDING, LLC	SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
DYNEGY NORTHEAST GENERATION GP, INC.	TEXAS ELECTRIC SERVICE COMPANY, INC.
DYNEGY OAKLAND, LLC	TEXAS ENERGY INDUSTRIES COMPANY, INC.
DYNEGY OPERATING COMPANY	TEXAS POWER & LIGHT COMPANY, INC.
DYNEGY POWER GENERATION INC.	TEXAS UTILITIES COMPANY, INC.
DYNEGY POWER MARKETING, LLC	TEXAS UTILITIES ELECTRIC COMPANY, INC.
DYNEGY POWER, LLC	T-FUELS, LLC
DYNEGY RESOURCE II, LLC	TXU ELECTRIC COMPANY, INC.
DYNEGY RESOURCES GENERATING HOLDCO, LLC	TXU ENERGY RETAIL COMPANY LLC
DYNEGY SOUTH BAY, LLC	TXU RETAIL SERVICES COMPANY
DYNEGY STUART, LLC	UPTON COUNTY SOLAR 2, LLC
DYNEGY WASHINGTON II, LLC	VALUE BASED BRANDS LLC
DYNEGY ZIMMER, LLC	VISTRA ASSET COMPANY LLC
ENNIS POWER COMPANY, LLC	VISTRA CORPORATE SERVICES COMPANY
EQUIPOWER RESOURCES CORP.	VISTRA EP PROPERTIES COMPANY
GENERATION SVC COMPANY	VISTRA FINANCE CORP.
HAVANA DOCK ENTERPRISES, LLC	VISTRA PREFERRED INC.
HAYS ENERGY, LLC	WHARTON COUNTY GENERATION, LLC

[Signature Page to Second Supplemental Indenture]

HOPEWELL POWER GENERATION, LLC	WISE COUNTY POWER COMPANY, LLC
ILLINOIS POWER GENERATING COMPANY	WISE-FUELS PIPELINE, INC.,
ILLINOIS POWER MARKETING COMPANY	as the Subsidiary Guarantors

By: /s/ KRISTOPHER E. MOLDOVAN
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Tenth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee
By: /s/ SHAWN GOFFINET
Name: Shawn Goffinet
Title: Assistant Vice President

[Signature Page to Second Supplemental Indenture]

SCHEDULE I
SUBSIDIARY GUARANTORS

Name	Jurisdiction
Core Solar SPV I, LLC	Delaware
Moss Landing Energy Storage 1, LLC	Delaware
Vistra Insurance Solutions LLC	Texas
Volt Asset Company, Inc.	Delaware
Volt Ventures LLC	Texas

Sch-I-1